Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

StoneCo Ltd.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Long-Term Incentive Plan of StoneCo Ltd of our reports dated March 17, 2022, with respect to the consolidated financial statements of StoneCo Ltd and the effectiveness of internal control over financial reporting of StoneCo Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG Auditores Independentes S.S.

São Paulo, Brazil

June 02, 2022